Exhibit 23.2
CONSENT OF ECKERT SEAMANS CHERIN & MELLOTT, LLC

We consent to the filing of our opinion as an Exhibit to the Registration Statement on Form S-1 of 84 FINANCIAL, L.P., and consent to the reference to us under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Eckert Seamans Cherin & Mellott, LLC

February 15, 2011